Exhibit 32.1

I, Ming R. Cheung, certify that:

In connection with the Annual Report of Friendly Auto Dealers, Inc. (the "Company") on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ming R. Cheung, our Chief Executive Officer and President, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and,

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

Date: April 14, 2010

By:    /s/ Ming R. Cheung

Ming R. Cheung

Chief Executive Officer, Chairman of the Board of Directors and President